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                                                                    EXHIBIT 21.1

               LIST OF SUBSIDIARIES OF TAYLOR CAPITAL GROUP, INC.


1.       Cole Taylor Bank, an Illinois chartered bank

2.       CT Mortgage Company, Inc., a Delaware corporation